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                                                                [EXECUTION COPY]

                                                                     EXHIBIT 4.7


                              REMARKETING AGREEMENT




                                                                     May 9, 2001



MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

                Morgan Stanley & Co. Incorporated is undertaking to remarket the 7.29% Trust Preferred Securities due May 18, 2006 (the "Trust Preferred Securities"), issued by PPL Capital Funding Trust I, a Delaware statutory business trust (the "Trust"), pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of May 9, 2001 by and among PPL Corporation, a Pennsylvania corporation (the "Company"), as Depositor and Trust Securities Guarantor, John R. Biggar and James E. Abel, as the Administrative Trustees, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee, and the holders, from time to time, of the securities representing undivided beneficial ownership interests in the assets of the Trust to be issued pursuant to the Trust Agreement, and the 7.29% Subordinated Notes due 2006 (the "Subordinated Notes") issued by PPL Capital Funding, Inc., a Delaware corporation ("PPL Capital Funding") in the event of a substitution of Subordinated Notes for the Trust Preferred Securities.

                The Remarketing (as defined below) of the Trust Preferred Securities is provided for in the Trust Agreement, the Pledge Agreement and the Purchase Contract Agreement (as defined below).

                If a liquidation and dissolution of the Trust shall have occurred prior to the Purchase Contract Settlement Date and the Subordinated Notes have been distributed to the holders of the Trust Preferred Securities all references herein to "Trust Preferred Securities" shall instead be references to "Subordinated Notes" and references to "Remarketed Trust Preferred Securities" shall instead be references to "Remarketed Subordinated Notes", unless the context otherwise requires.

                Section 1.     Definitions.

                (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, dated as of May 9, 2001 (the "Purchase Contract Agreement"), between the Company and The Chase Manhattan Bank, as Purchase Contract Agent and Trustee (the "Purchase Contract Agent") or, if not therein defined, in the Pledge Agreement, dated as of May 9, 2001, between The Bank of New York, as Collateral Agent, Securities Intermediary and Custodial Agent, and the Purchase Contract Agent (the "Pledge Agreement") or, if not therein defined, in the Underwriting Agreement, dated as of May



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3, 2001, between the Company, PPL Capital Funding, the Trust and the several
Underwriters listed in Schedule I thereto (the "Underwriters").

                (b) As used in this Agreement, the following terms have the following meanings:

                "Additional Remarketing" means any Remarketing after the failure of the first Initial Remarketing, on the third Business Day preceding February 18, 2004, in which the Remarketing Agent will use its reasonable efforts in its discretion to remarket all of the Trust Preferred Securities from time to time thereafter prior to the tenth Business Day preceding the Purchase Contract Settlement Date.

                "Guarantee Agreement" means the guarantee agreement dated May 9, 2001 between the Company and The Chase Manhattan Bank as the initial Guarantee Trustee.

                "Issuers" means the Company, PPL Capital Funding and the Trust, collectively.

                "Morgan Stanley" means Morgan Stanley & Co. Incorporated.

                "Remarketed Trust Preferred Securities" means the Trust Preferred Securities subject to the Remarketing, as identified to the Remarketing Agent by the Purchase Contract Agent after 11:00 a.m., New York City time, on the third Business Day immediately preceding the Reset Effective Date.

                "Remarketing" means the remarketing of the Remarketed Trust Preferred Securities pursuant to the Remarketing Procedures.

                "Remarketing Agent" shall have the meaning set forth in Section 2(a) hereof.

                "Remarketing Date" means any Initial Remarketing Date, Additional Remarketing Date and/or Final Remarketing Date, as applicable.

                "Remarketing Procedures" means the procedures in connection with the Remarketing of the Trust Preferred Securities described in the Purchase Contract Agreement, the Pledge Agreement and the Trust Agreement, as the case may be; and

                "Transaction Documents" means the Purchase Contract Agreement, the Pledge Agreement and the Trust Agreement, collectively.

                Section 2.      Appointment and Obligations of the Remarketing
Agent.

                (a) The Company hereby appoints Morgan Stanley as exclusive remarketing agent (the "Remarketing Agent"), and Morgan Stanley hereby accepts appointment:

                (i) as Remarketing Agent,

                (ii) as the Reset Agent to determine in consultation with the Company, in the manner provided for herein and in the Trust Agreement with respect to the Trust Preferred Securities:


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                        (1) the Reset Rate that, in the opinion of the Reset
                Agent, will, when applied to the Trust Preferred Securities, enable the Applicable Amount of the Trust Preferred Securities to have an approximate aggregate market value of 100.25% of the Treasury Portfolio Purchase Price as of the Initial Remarketing Date, and

                        (2) in the event that no Successful Initial Remarketing
                has taken place before the Failed Remarketing Date, the Reset Rate that, in the opinion of the Reset Agent, will, when applied to the Trust Preferred Securities, enable a Trust Preferred Security to have an approximate market value of 100.25% of its liquidation amount as of the third Business Day preceding the Purchase Contract Settlement Date, or

                        (3) in the event of a Failed Final Remarketing, the
                Reset Rate that will be equal to the Two Year Benchmark Treasury in effect on the Purchase Contract Settlement Date plus the Applicable Spread;

provided, in each case, that the Company, by notice to the Reset Agent prior to the tenth Business Day preceding February 18, 2004, in the case of an Initial Remarketing, or the tenth Business Day preceding the Purchase Contract Settlement Date, in the case of the Final Remarketing, or prior to the seventh Business Day preceding the Reset Effective Date applicable to any Additional Remarketing, shall, if applicable, limit the Reset Rate so that it does not exceed the maximum rate permitted by applicable law, and provided further, in each case, that the Reset Rate shall not be below the initial Coupon Rate, and

                (iii) as the exclusive Remarketing Agent (subject to the right of Morgan Stanley to appoint additional remarketing agents hereunder as described below) to:

                        (1) remarket the Trust Preferred Securities of the
                Holders electing to have their Trust Preferred Securities remarketed and of the Holders of PEPS Units on the first Initial Remarketing Date, who have not delivered the Treasury Portfolio Cash Payment to the Remarketing Agent or its designated entity to purchase the Treasury Portfolio on their behalf on or prior to the fifth Business Day immediately preceding February 18, 2004, for settlement on February 18, 2004,

                        (2) use its reasonable efforts in its discretion to

                conduct any Additional Remarketing after February 18, 2004 and on or before the tenth Business Day preceding May 18, 2004 to remarket the Trust Preferred Securities of the Holders electing to have their Trust Preferred Securities remarketed and of the Holders of PEPS Units who have not delivered the Treasury Portfolio Cash Payment to the Remarketing Agent or its designated entity to purchase the Treasury Portfolio on their behalf on or prior to the second Business Day immediately preceding the date of any Additional Remarketing, and

                        (3) in the case that no Successful Initial Remarketing
                has taken place before the Failed Remarketing Date, remarket the Trust Preferred Securities of the Holders electing to have their Trust Preferred Securities remarketed or of the



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                Holders of PEPS Units who have not settled early the related
                Purchase Contracts and have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts through Cash Settlement, or have so notified the Purchase Contract Agent, but failed to deliver sufficient cash to the Purchase Contract Agent on or prior to the fourth Business Day preceding May 18, 2004.

In connection with the remarketing contemplated hereby, the Remarketing Agent may enter into a Supplemental Remarketing Agreement (the "Supplemental Remarketing Agreement") with the Company and the Purchase Contract Agent, which shall either be

                        (i) substantially in the form attached hereto as Exhibit
                A (with such changes as the Company and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the provisions of the Supplemental Remarketing Agreement due to changes in law or facts and circumstances or in the event that Morgan Stanley is not the sole remarketing agent, and with such further changes therein as the Remarketing Agent may reasonably request), or

                        (ii) in such other form as the Remarketing Agent may
                reasonably request, subject to the approval of the Company (such approval not to be unreasonably withheld). Anything herein to the contrary notwithstanding, to the extent that the parties hereto are unable to agree on the form or substance of the Supplemental Remarketing Agreement, Morgan Stanley shall not act as Remarketing Agent or Reset Agent hereunder. The Company agrees that Morgan Stanley shall have the right, on 15 Business Days' notice to the Company to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company. Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such remarketing agent.

                (b) Pursuant to the Supplemental Remarketing Agreement, the Remarketing Agent, either as sole remarketing agent or as representative of a group of remarketing agents appointed as aforesaid, will agree, subject to the terms and conditions set forth herein and therein, to use its reasonable efforts to (i) remarket, on the Initial Remarketing Date, the Trust Preferred Securities that the Purchase Contract Agent and the Custodial Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Initial Remarketing, at a price per Trust Preferred Security such that the aggregate price for the Applicable Amount of the Trust Preferred Securities is approximately 100.25% of the Treasury Portfolio Purchase Price and (ii) in the event of a Failed Initial Remarketing, remarket, on the third Business Day immediately preceding the Purchase Contract Settlement Date, the Trust Preferred Securities that the Purchase Contract Agent and the Custodial Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Final Remarketing, at a price of approximately 100.25% of the aggregate liquidation amount of such Trust Preferred Securities. Notwithstanding the preceding sentence, the Remarketing Agent shall not remarket any Trust Preferred Securities for a price less than the price (the "Minimum Initial Remarketing Price") necessary for the Applicable Amount of the Trust Preferred

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Securities to have an aggregate price equal to 100% of the Treasury Portfolio
Purchase Price, in the case of the Initial Remarketing, or the aggregate liquidation amount of such Trust Preferred Securities, in the case of the Final Remarketing. After deducting the fee specified in Section 3 below, the proceeds of such Initial Remarketing or Final Remarketing, as the case may be, shall be paid to the Collateral Agent in accordance with Section 5.7 or 7.4 of the Pledge Agreement and Section 5.02 or 5.03 of the Purchase Contract Agreement (each of which Sections are incorporated herein by reference).

                (c) The Remarketing Agent will notify the Company, the Securities Intermediary, the Collateral Agent and the Purchase Contract Agent of any Additional Remarketing that it plans to conduct as soon as practical, but not later than three Business Days in advance of the Additional Remarketing.

                (d) If the Remarketing on the third Business Day preceding February 18, 2004 fails, and if the Remarketing Agent in its discretion proceeds with any Additional Remarketing as described under Section 2(c) above, then in case of any such Additional Remarketing, the Remarketing Agent shall notify all Holders of Trust Preferred Securities that are not part of PEPS Units of the date of such Additional Remarketing as soon as practical, but no later than three Business Days immediately preceding the Remarketing Date. Holders of separate Securities who wish to participate in any Additional Remarketing have to deliver their Trust Preferred Securities together with the notice of this election to the Custodial Agent no later than two Business Days following the notification by the Remarketing Agent.

                (e) It is understood and agreed that neither the Remarketing Agent nor the Reset Agent shall have any obligation whatsoever to purchase any Trust Preferred Securities, whether in the Initial Remarketing, Final Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Trust Preferred Securities for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement or the Supplemental Remarketing Agreement, and, without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the remarketed Trust Preferred Securities. The Company, the Trust, and PPL Capital Funding shall not be obligated in any case to provide funds to make payment upon tender of Trust Preferred Securities for remarketing.

                Section 3.     Fees.

                In the event of a Successful Initial Remarketing, the Remarketing Agent shall retain as a Remarketing Fee an amount not exceeding 25 basis points (0.25%) of the Minimum Initial Remarketing Price from any amount received in connection with such Initial Remarketing in excess of the Minimum Initial Remarketing Price. In the event of a Successful Final Remarketing, the Remarketing Agent shall retain as the Remarketing Fee an amount not exceeding 25 basis points (0.25%) of the liquidation amount of the remarketed Trust Preferred Securities from any amount received in connection with such Final Remarketing in excess of the aggregate liquidation amount of such remarketed Trust Preferred Securities. In addition, the Reset Agent shall, in either case, receive from the Company a reasonable and customary fee (the "Reset Agent Fee"); provided, however, that if the Remarketing Agent shall also act as the Reset Agent, then the Reset Agent shall not be entitled to receive any such Reset Agent Fee. Payment


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of such Reset Agent Fee shall be made by the Company on the Initial
Remarketing Date, in the case of a Successful Initial Remarketing, or on the third Business Day immediately preceding the Purchase Contract Settlement Date, in the case of a Successful Final Remarketing, in immediately available funds or, upon the instructions of the Reset Agent, by certified or official bank check or checks or by wire transfer.

                Section 4. Representations and Warranties of the Company, PPL Capital Funding and the Trust.

                The Company, PPL Capital Funding and the Trust jointly and severally represent and warrant (i) on and as of the date hereof, (ii) on and as of the date the Prospectus or other Remarketing Materials (each as defined in Section 3(a) below) are first distributed in connection with the Remarketing (the "Commencement Date"), (iii) on and as of the Remarketing Date, and (iv) on and as of the Purchase Contract Settlement Date that:

                (a) The Issuers meet the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been instituted or threatened by the Commission.

                (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date and the Option Closing Date (each as hereinafter defined), if any, conformed or will conform in all material respects with the requirements of the Securities Act; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and on the Closing Date and the Option Closing Date, if any, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by the Representatives, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

                (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became effective under the Securities Act or were filed with the Commission under the Exchange Act, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.



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                (d) The consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act; such audited financial statements have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and no material modifications are required to be made to the unaudited interim financial statements for them to be in conformity with generally accepted accounting principles.

                (e) Each of PPL Capital Funding and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to enter into and perform its obligations under this Agreement, the PEPS Agreements, the Indenture, the Subordinated Notes, the Notes Guarantee and the Trust Agreements to the extent a party thereto.

                (f) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers.

                (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                (h) The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable, and are not subject to any preemptive or similar rights.

                (i) The shares of Common Stock to be issued and sold by the Company pursuant to the settlement of the Purchase Contracts have been duly and validly authorized and reserved for issuance; such shares of Common Stock, when issued and delivered in accordance with the provisions of the PEPS Agreements, will be validly issued, fully paid and non-assessable; and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights.

                (j) The shares of Common Stock outstanding prior to the issuance of the Securities are, and upon issuance the shares of Common Stock to be issued and sold by the Company pursuant to the settlement of the Purchase Contracts will be, listed on the New York Stock and Philadelphia Stock Exchanges.

                (k) The Securities and the PEPS Agreements have been duly authorized and, at the Closing Date or, in the case of Option Securities and Purchase Contracts constituting part of the Option Securities, the Option Closing Date (as defined herein), will have been duly executed and delivered by the Company, and, as of the Closing Date or the Option Closing Date, as the case may be, assuming due authorization, execution and delivery by parties thereto other than the Company, the PEPS Agreements will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws or by other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), an



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implied covenant of good faith and fair dealing and consideration of public policy, and Federal or state securities law limitations on indemnification and contribution (the "ENFORCEABILITY EXCEPTIONS"); provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract Agreement), Section 365(e)(1) of the United States Bankruptcy Code (11 U.S.C. Sections 101-1330, as amended) and Section 541 of the Bankruptcy Code should not substantively limit the provisions of Section 3.15 and 5.06 of the Purchase Contract Agreement and Section 5.4 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in the Trust Preferred Securities or the Treasury Securities (as defined in the Purchase Contract Agreement); the Securities and the PEPS Agreements conform in all material respects to the descriptions thereof contained in the Prospectus;

                (l) The Remarketing Agreement (the "REMARKETING AGREEMENT") has been duly authorized by each of the Issuers and when executed and delivered by each of the Issuers will constitute a valid and binding agreement of each of the Issuers, enforceable in accordance with its terms, except to the extent limited by the Enforceability Exceptions; and the Remarketing Agreement conforms in all material respects to the description thereof in the Prospectus;

                (m) The Subordinated Notes and the Notes Guarantee have been duly authorized, and, when issued and delivered pursuant to the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of PPL Capital Funding and the Company, as applicable, entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by PPL Capital Funding and the Company and constitutes a valid and binding agreement, enforceable in accordance with its terms, except to the extent limited by the Enforceability Exceptions; and the Indenture conforms in all material respects to the description thereof in the Prospectus;

                (n) Each of the Preferred Securities Guarantees and the Guarantee Agreement has been duly authorized and when validly executed and delivered by the Company will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent limited by the Enforceability Exceptions; and the Preferred Securities Guarantees conforms in all material respects to the description thereof in the Prospectus;

                (o) Each of the Indenture, the Amended Declaration and the Guarantee Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT");

                (p) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "DELAWARE TRUST ACT") and is a "grantor trust" for federal income tax purposes, with the trust power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and its Amended Declaration as described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument and after the Trust executes the Amended Declaration, the Trust will not be a party to or bound by any agreement or instrument other than this Agreement, the Remarketing Agreement, the Amended Declaration and the other agreements entered into in connection with the transactions contemplated hereby; the Trust has



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no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement, the Remarketing Agreement and the Amended Declaration; and the Trust is not a party to or subject to any action, suit or proceeding of any nature;

                (q) The Amended Declaration has been duly authorized by the Company, as Sponsor, and, when duly executed and delivered by the Company, as Sponsor, and the Administrative Trustees (assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee), will constitute a valid and binding agreement of the Sponsor and Trustees, enforceable in accordance with its terms, except to the extent limited by the Enforceability Exceptions; and the Amended Declaration conforms in all material respects to the description thereof contained in the Prospectus;

                (r) The Trust Preferred Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Amended Declaration and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued and (subject to the terms of the Amended Declaration) fully paid and non-assessable undivided beneficial ownership interests in the assets of the Trust, and the issuance of such Trust Preferred Securities will not be subject to any preemptive or similar rights; holders of the Trust Preferred Securities will be entitled to the same limitation of personal liability as that extended to stockholders of corporations for profit organized under the General Corporation Law of the State of Delaware; and the Common Securities have been duly authenticated under the Amended Declaration and, when issued and delivered to the Company against payment therefor as described in the Prospectus, will be validly issued undivided beneficial ownership interests in the assets of the Trust, and the issuance of such Common Securities will not be subject to any preemptive rights;

                (s) None of the Issuers is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, none will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                (t) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no event or occurrence that would result in a material adverse change, or any development involving a material adverse change, in the financial position or results of operations of the Company and its subsidiaries considered as one enterprise.

                (u) The issue and sale of the Securities and the compliance by each Issuer with all of the provisions of this Agreement, the PEPS Agreement, the Indenture, the Subordinated Notes, the Notes Guarantee and the Trust Agreements to the extent a party thereto and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any constituent document of any Issuer or any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Issuers' ability to perform their respective obligations under this Agreement, the PEPS Agreement, the Indenture, the Subordinated Notes, the Notes Guarantee and the Trust Agreements to the extent a party thereto.



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                (v) The certificate delivered pursuant to paragraph (e) of
Section 6 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Remarketed Trust Preferred Securities were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, in all material respects true and complete.

                Section 5. Covenants of the Company, PPL Capital Funding and the Trust.

                Each of the Company, PPL Capital Funding and the Trust covenants and agrees as follows:

                (a) (1) To prepare any registration statement or the Prospectus, if required in connection with the Remarketing, in a form approved by the Remarketing Agent and to file any such prospectus pursuant to the Securities Act of 1933 as amended (the "Act") within the period required by the Act and the rules and regulations thereunder;

                    (2) to advise the Remarketing Agent, promptly after it
                receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;

                    (3) to file promptly all reports and any definitive proxy or information statements required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Remarketed Trust Preferred Securities;

                    (4) to advise the Remarketing Agent, promptly after it
                receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketed Trust Preferred Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                (b) To furnish promptly to the Remarketing Agent and to counsel to the Remarketing Agent a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                (c) To furnish to the Remarketing Agent in New York City such copies of the following documents as the Remarketing Agent shall reasonably request: (1) conformed



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        copies of the Registration Statement as originally filed with the
        Commission and each amendment thereto (in each case excluding exhibits);
        (2) the Prospectus and any amended or supplemented Prospectus; (3) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and (4) any Remarketing Materials; and, if the delivery of a prospectus is required at any time in connection with the Remarketing and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission;

                (e) Prior to filing with the Commission (1) any amendment to the Registration Statement or supplement to the Prospectus or (2) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent; and not to file any such amendment or supplement which shall be reasonably disapproved by the Remarketing Agent promptly after reasonable notice;

                (f) As soon as practicable, but in any event not later than eighteen months, after the Effective Date of the Registration Statement, to make "generally available to its security holders" an "earnings statement" of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule
        158). The terms "generally available to its security holders" and "earnings statement" shall have the meanings set forth in Rule 158 of the Rules and Regulations;

                (g) To take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Trust Preferred Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.; and

                (h) To pay: (1) the costs incident to the preparation and printing of the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (2) the costs of distributing the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (3) the fees and expenses of qualifying the Remarketed Trust Preferred Securities under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Remarketing Agent); (4) all other costs and expenses incident to the performance of the obligations of the Company, hereunder; and (5) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with its duties hereunder;

                Section 6.    Conditions to the Remarketing Agent's Obligations.

                The obligations of the Remarketing Agent hereunder are subject to the following conditions:

                (a) The Subordinated Notes tendered for, or otherwise to be included in the Initial Remarketing or Final Remarketing, as the case may be, have not been called for redemption.

                (b) The Remarketing Agent is able to find a purchaser or purchasers for tendered Trust Preferred Securities (1) in the case of the Initial Remarketing, at a price not less than Minimum Initial Remarketing Price, and (2) in the case of the Final Remarketing, at a price not less than 100% of the liquidation amount thereof.

                (c) The Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Company shall have performed their respective obligations in connection with the Initial Remarketing and, in the event of a Failed Initial Remarketing, in connection with the Final Remarketing, in each case pursuant to the Purchase Contract Agreement, the Pledge Agreement, this Agreement and the Supplemental Remarketing Agreement, including, without limitation, giving the Remarketing Agent notice of the Treasury Portfolio Purchase Price no later than 10:00 a.m., New York City time, on the third Business Day prior to February 18, 2004, or the date of any Additional Remarketing, in the case of the Initial Remarketing, and giving the Remarketing Agent notice of the aggregate liquidation amount, as the case may be, of Trust Preferred Securities to be remarketed, no later than 11:00 a.m., New York City time, on the third Business Day prior to the Purchase Contract Settlement Date, in the case of the Final Remarketing, and, in each case, concurrently delivering the Trust Preferred Securities to be remarketed to the Remarketing Agent.

                (d) The Prospectus shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the qualification of the Indenture shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                (e) The Remarketing Agent shall not have discovered and disclosed to the Company prior to or on the Remarketing Date that the Prospectus, the Registration Statement, or the Remarketing Materials or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel for the Remarketing Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                (f) Since the respective dates as of which information is given in the Remarketing Materials (1) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (2) trading of any securities of the Company shall not have been suspended on any exchange or in any over-the-counter market, (3) a general moratorium on commercial banking activities in New York shall not have been declared by either federal or New York State authorities, (4) there shall not have occurred any change or any development involving or prospective change not contemplated by the Registration Statement or Prospectus in or affecting particularly the business or properties of the Company and its subsidiaries considered as one enterprise that, in your judgment, is material and adverse or (5) any material disruption of the U.S. Treasury securities market, U.S. corporate bond market or U.S. federal wire system; and in the case of any of the events specified in clauses (1),
        (2), (3) (4), and (5), such event, singly or together with any other such event, makes it, in the judgment of the Remarketing Agent, impracticable to proceed with the Remarketing on the terms and in the manner contemplated in the Prospectus and in the Remarketing Materials.

                (g) The representations and warranties of the Company, the Trust and PPL Capital Funding contained herein shall be true and correct in all material respects on and as of the Remarketing Date, and each of the Company, the Trust and PPL Capital Funding shall have performed in all material respects all covenants and agreements herein contained to be performed on its part at or prior to the Remarketing Date.

                (h) The Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Date, of the President or a Vice President and a financial or accounting officer of the Company, satisfactory to the Remarketing Agent, stating that to the best of their knowledge after reasonable investigation: (1) no order suspending the effectiveness of the Registration Statement or prohibiting the sale of the Remarketed Trust Preferred Securities is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission; (2) the representations and warranties of the Company, PPL Capital Funding and the Trust in Section 3 are true and correct on and as of the Remarketing Date and each of the Company, PPL Capital Funding and the Trust has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to the Remarketing Date; (3) the Registration Statement, as of its Effective Date, and the Remarketing Materials, as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (i) On the Remarketing Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of PricewaterhouseCoopers LLP, or such other firm of nationally recognized independent public accountants satisfactory to the Remarketing Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Prospectus and in the Remarketing Materials.

                (j) Simpson Thacher & Bartlett, outside counsel to the Company, Michael McGrail, Senior Counsel to the Company, and Richards, Layton & Finger, P.A., Delaware counsel to the Company, PPL Capital Funding and the Trust, shall have furnished to the Remarketing Agent their opinion letters addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance reasonably satisfactory to the Remarketing Agent addressing such matters as are set forth in such counsels' opinions furnished pursuant to Sections 5(d), 5(e) and 5(f), respectively, of the Underwriting Agreement dated May 4, 2001 among the Company, the Trust, PPL Capital Funding and the underwriters named therein relating to $575,000,000 7.75% Premium Equity Participating Securities Units -- PEPS(SM) Units, adapted as necessary to relate to the securities being remarketed hereunder and to the Remarketing Materials; and

                (k) Sullivan & Cromwell, counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent.

                Section 7.     Indemnification and Contribution.

                (a) The Issuers agree that they will jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any and all loss, expense, claim, damage or liability to which, jointly or severally, such Underwriter or such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any related preliminary prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; and, except as hereinafter in this Section provided, PPL Capital Funding and the Company agree to reimburse each Underwriter and each person who controls any Underwriter as aforesaid for any reasonable legal or other expenses as incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that the Issuers shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Company by the Representatives expressly for use in any such document or arises out of, or is based on, statements in or omissions from that part of the Registration Statement which shall constitute the T-1; provided, further however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, expenses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

                (b) Each Underwriter severally agrees that it will indemnify and hold harmless the Issuers, their officers, trustees and directors, and each of them, and each person, if any, who controls any Issuer within the meaning of
Section 15 of the Securities Act and Section 20 of the Exchange Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the Securities Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any related preliminary prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Company by the Representatives, expressly for use in any such document and, except as hereinafter in this Section provided, each Underwriter agrees to reimburse the Issuers, their officers, trustees and directors, and each of them, and each person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.

                (c) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 7, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under its agreement contained in this
Section 7. In the case of any such notice to an indemnifying party, it shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party, defendant in the suit, and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent except as provided in
Section 7(e) hereof. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Securities.


                (d) If any Underwriter or person entitled to indemnification by the terms of subsection (a) of this Section 7 shall have given notice to any Issuer of a claim in respect thereof pursuant to Section 7(c) hereunder, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 7 or if such claim is unavailable under controlling precedent, such Underwriter or person shall be entitled to contribution from the Issuers to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which such Underwriter or person is entitled, there shall be considered the relative benefits received by such Underwriter or person and the Issuers from the offering of the Securities that were the subject of the claim for indemnification (taking into account the portion of the proceeds of the offering realized by each), such Underwriter's or person's and the Issuers' knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Issuers and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose).

                (e) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.

                (f) The indemnity and contribution provided for in this Section 7 and the representations and warranties of the Issuers and the several Underwriters set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Issuers, their directors, trustees or officers or any person controlling any of them, (ii) acceptance of any Securities and payment therefor under this Agreement, and
(iii) any termination of this Agreement.

                Section 8.     Resignation and Removal of the Remarketing Agent.

               The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company or the Trust may remove the Remarketing Agent, by giving 60 days' prior written notice, in the case of a resignation, to the Company, the Depositary, the Property Trustee, the Trust and the Indenture Trustee and, in the case of a removal, the removed Remarketing Agent, the Depositary, the Property Trustee, the Trust and the Indenture Trustee; provided, however, that:

                (a)     the Company may not remove the Remarketing Agent unless
        (1) the Remarketing Agent becomes involved as a debtor in a bankruptcy, insolvency or similar proceeding, (2) the Remarketing Agent shall not be among the 15 underwriters with the largest volume underwritten in dollars, on a lead or co-managed basis, of U.S. domestic debt securities during the twelve-month period ended as of the last calendar quarter preceding the Remarketing Date, (3) the Remarketing Agent shall be subject to one or more legal restrictions preventing the performance of its obligations hereunder, or (4) the Remarketing Agent shall determine that (i) the Company has not met its obligation under Section 6(d) or
        (ii) using its reasonable efforts, the Remarketing Agent would be unable to consummate the Remarketing on the terms and in the manner contemplated in the Prospectus and the Remarketing Materials;

                (b) the Remarketing Agent may not resign without reasonable cause; and

                (c) no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, the Trust, and PPL Capital Funding, in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures in all material respects.

In any such case, the Company will use its reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of Sections 7 and 8 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

                Section 9.     Dealing in the Remarketed Trust Preferred
Securities.

               The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Trust Preferred Securities. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketed Trust Preferred Securities may be entitled to exercise or take pursuant to the Trust Agreement with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

                Section 10.    Remarketing Agent's Performance; Duty of Care.

                The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement, the Trust Agreement, the Pledge Agreement and the Purchase Contract Agreement. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement, the Trust Agreement, the Pledge Agreement or the Purchase Contract Agreement. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company, the Trust or to any holder of Remarketed Trust Preferred Securities in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or the gross negligence or willful misconduct on its part.

                Section 11.    Termination.

                This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 8. In addition, this Agreement may be terminated (a) by the Company, or the Trust or PPL Capital Funding, as the case may be, by notifying the Remarketing Agent at any time before the time when the Remarketed Trust Preferred Securities are first generally offered by the Remarketing Agent to dealers by letter or telegram, or (b) by the Remarketing Agent by notifying the Company, PPL Capital Funding and the Trust at or prior to 10:00 a.m. (New York City time) five business days prior to the Remarketing Date by letter or telegram if any of the conditions described in Section 6 are not satisfied.

                If this Agreement is terminated pursuant to any of the provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that (a) if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarking Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it, and (b) if the Remarketing Agent failed or refused to purchase the Remarketed Trust Preferred Securities hereunder, without some reason sufficient hereunder to justify the cancellation or termination of if obligations hereunder, the Remarketing Agent shall not be relieved of liability to the Company for damages occasioned by its default.

                Section 12.    Notices.

                All statements, requests, notices and agreements hereunder shall be in writing, and:

                (a) if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: David Sun (Fax: 212-761-0358);

                (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Two North Ninth Street, Allentown, Pennsylvania 18101-1179, Attention: Treasurer (Fax: 610-774-5106);

                (c) if to the Trust, shall be delivered or sent by mail, telex or facsimile transmission to Two North Ninth Street, Allentown, Pennsylvania 18101-1179, Attention: Treasurer (Fax: 610-774-5106); and

                (d) if to PPL Capital Funding, shall be delivered or sent by mail, telex or facsimile transmission to Two North Ninth Street, Allentown, Pennsylvania 18101-1179, Attention: Treasurer (Fax:
        610-774-5106).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

                Section 13.    Persons Entitled to Benefit of Agreement.

                This Agreement shall inure to the benefit of and be binding upon the Remarketing Agent, the Company, the Trust, PPL Capital Funding and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company, PPL Capital Funding and the Trust contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Remarketing Agent contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the Company's, the Trust's and PPL Capital Funding's directors, officers and Trustees who sign the Registration Statement and any person controlling the Company, the Trust or PPL Capital Funding within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                Section 14.    Survival.

                The respective indemnities, representations, warranties and agreements of the Company, PPL Capital Funding and the Trust and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                Section 15.    Governing Law.

                This Agreement shall be governed by, and construed in accordance with, the laws of New York.

                Section 16.    Counterparts.

                This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                Section 17.    Headings.

                The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company, the Trust, PPL Capital Funding and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.





                       [SIGNATURES ON THE FOLLOWING PAGE]

                                        Very truly yours,

                                        PPL CORPORATION



                                        By:    /s/  James E. Abel
                                            ---------------------------------
                                        Name:  James E. Abel
                                        Title: Vice-President - Finance and
                                               Treasurer




                                        PPL CAPITAL FUNDING TRUST I


                                        By: PPL Corporation,
                                            as Sponsor



                                        By:    /s/  James E. Abel
                                            --------------------------
                                            Name:  James E. Abel
                                            Title: Vice-President - Finance and
                                                   Treasurer



                                        PPL CAPITAL FUNDING, INC.


                                        By:     /s/  James E. Abel
                                           ---------------------------------
                                               Name:  James E. Abel
                                               Title: Treasurer


Accepted:

MORGAN STANLEY & CO. INCORPORATED


By:     /s/  David P. Sun
   ---------------------------------
    Name: David P. Sun
    Title:   Principal

                                                                    Exhibit A to
                                                           Remarketing Agreement


                   Form of Supplemental Remarketing Agreement

                Supplemental Remarketing Agreement dated __________, ____ among PPL Corporation, a Pennsylvania corporation (the "Company"), PPL Capital Funding Trust I, a Delaware business trust (the "Trust"), PPL Capital Funding, Inc. ("PPL Capital Funding"), Morgan Stanley & Co. Incorporated (the "Remarketing Agent"), and The Chase Manhattan Bank, as Purchase Contract Agent and attorney-in-fact for the Holders of the PEPS Units (as such terms are defined in the Purchase Contract Agreement referred to in Schedule I hereto).

                NOW, THEREFORE, for and in consideration of the covenants herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Remarketing Agreement dated as of May 9, 2001 (the "Remarketing Agreement") among the Company, the Trust, PPL Capital Funding, the Purchase Contract Agent and Morgan Stanley & Co. Incorporated or, if not defined in the Remarketing Agreement, the meanings assigned to them in the Purchase Contract Agreement (as defined in Schedule I hereto).

        2. Registration Statement and Prospectus. The Company, PPL Capital Funding and the Trust have filed with the Commission, and there has become effective, a registration statement on Form S-3, including a prospectus, relating to the Securities (as such term is defined on Schedule I hereto). Such Registration Statement, as amended, and including the information deemed to be a part thereof pursuant to Rule 430A under the Act, and the documents incorporated or deemed to be incorporated by reference therein, are hereinafter called, collectively, the "Registration Statement"; [the related preliminary prospectus dated __________, including the documents incorporated or deemed to be incorporated by reference therein, [and preliminary prospectus supplement dated __________] are hereinafter called, [collectively] the "preliminary prospectus";] and the related prospectus dated __________, including the documents incorporated or deemed to be incorporated by reference therein, [and prospectus supplement dated __________] are hereinafter called, [collectively,] the "Prospectus." The Company, PPL Capital Funding and the Trust have provided copies of the Registration Statement [,the preliminary prospectus] and the Prospectus to the Remarketing Agent, and hereby consents to the use of the [preliminary prospectus] and the Prospectus in connection with the remarketing of the Securities. [IN THE EVENT THAT A REGISTRATION STATEMENT IS NOT REQUIRED, INSERT THE FOLLOWING: The Company, PPL Capital Funding and the Trust have provided to the Remarketing Agent, for use in connection with remarketing of the Securities (as such term is defined on Schedule I hereto), a [preliminary remarketing memorandum and] remarketing memorandum and [describe other materials, if any]. Such remarketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein, [and] [describe other materials] are hereinafter called, collectively, the "Prospectus," [and such preliminary marketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein) is hereinafter called a "preliminary prospectus")]. The Company, PPL Capital Funding and the Trust hereby consent to the use of the Prospectus [and the preliminary prospectus] in connection with the remarketing of the Securities.] All references in this Agreement to amendments or supplements to the Registration Statement [the preliminary prospectus] or the Prospectus shall be deemed to



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

mean and include the filing of any document under the Exchange Act, which is incorporated or deemed to be incorporated by reference in the Registration Statement [,the preliminary prospectus] or the Prospectus, as the case may be.

        3.      Provisions Incorporated by Reference.

                (a) Subject to Section 3(b) hereof, the provisions of the Underwriting Agreement (other than [Section 1, Section 3, Section 4, Section 5,
Section 8 and Section 9] thereof) are incorporated herein by reference, mutatis mutandis, and the Company, PPL Capital Funding and the Trust hereby make the representations and warranties, and agrees to comply with the covenants and obligations, set forth in the provisions of the Underwriting Agreement incorporated by reference herein, as modified by the provisions of Section 3(b) hereof.

                (b) With respect to the provisions of the Underwriting Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" shall be deemed to refer to the Remarketing Agent and all references to the "Representative" or the "Representatives" shall be deemed to refer to Morgan Stanley & Co. Incorporated ("Morgan Stanley"); (ii) all references therein to the "Units" or "Firm Units" shall be deemed to refer to the Securities as defined herein; (iii) all references therein to the "Time of Delivery" shall be deemed to refer to the Remarketing Closing Date specified in Schedule I hereto; (iv) all references therein to the "Registration Statement", [the "Preliminary Prospectus"] or the "final prospectus" shall be deemed to refer to the Registration Statement[, the preliminary prospectus] and the Prospectus, respectively, as defined herein; (v) all references therein to this "Agreement," the "Underwriting Agreement," "hereof "herein" and all references of similar import, shall be deemed to mean and refer to this Supplemental Remarketing Agreement; (vi) all references therein to "the date hereof," "the date of this Agreement" and all similar references shall be deemed to refer to the date of this Supplemental Remarketing Agreement; (vii) all references therein to any "settlement date" shall be disregarded; and (viii) [other changes].]

        4. Remarketing. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated by reference herein and in the Remarketing Agreement, the Remarketing Agent agrees to use its reasonable efforts to remarket, in the manner set forth in Section 2(b) of the Remarketing Agreement, the aggregate liquidation amount or the aggregate principal amount, as the case may be, of Securities set forth in
Schedule I hereto at a purchase price not less than 100% of the [Minimum Initial Remarketing Price] [aggregate liquidation amount or the aggregate principal amount of the Securities]. In connection therewith, the registered holder or holders thereof agree, in the manner specified in Section 5 hereof, to pay to the Remarketing Agent a Remarketing Fee equal to an amount not exceeding 25 basis points (0.25%) of [the Minimum Initial Remarketing Price] [such aggregate principal amount,] payable by deduction from any amount received in connection from such [Initial] [Final] Remarketing in excess of the [Minimum Initial Remarketing Price] [aggregate liquidation amount or the aggregate principal amount of the Securities]. Pursuant to the Trust Agreement, the right of each holder of Securities to have Securities tendered for purchase shall be limited to the extent set forth in the last sentence of Section 2(b) of the Remarketing Agreement (which is incorporated by reference herein). As more fully provided in
Section 2(c) of the Remarketing Agreement (which is incorporated by reference herein), the Remarketing Agent is not obligated to purchase any Securities in the remarketing or otherwise, and neither the Company nor the

Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Securities for remarketing.

        5. Delivery and Payment. Delivery of payment for the remarketed Securities by the purchasers thereof identified by the Remarketing Agent and payment of the Remarketing Fee shall be made on the Remarketing Closing Date at the location and time specified in Schedule I hereto (or such later date not later than five Business Days after such date as the Remarketing Agent shall designate), which date and time may be postponed by agreement between the Remarketing Agent and the Company, PPL Capital Funding and the Trust. Delivery of the remarketed Securities and payment of the Remarketing Fee shall be made to the Remarketing Agent against payment by the respective purchasers of the remarketed Securities of the consideration therefor as specified herein, which consideration shall be paid to the Collateral Agent for the account of the persons entitled thereto by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds or in immediately available funds by wire transfer to an account or accounts designated by the Collateral Agent.

                If the Securities are not represented by a Global Security held by or on behalf of The Depository Trust Company, certificates for the Securities shall be registered in such names and denominations as the Remarketing Agent may request not less than one full Business Day in advance of the Remarketing Closing Date, and the Company, the Collateral Agent and the registered holder or holders thereof agree to have such certificates available for inspection, packaging and checking by the Remarketing Agent in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

        6. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, by registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Two North Ninth Street, Allentown, Pennsylvania 18101-1179, Attention: Treasurer, with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, Attention: Vincent Pagano Jr.; if to the Remarketing Agent, to Morgan Stanley & Co. Incorporated, at 1585 Broadway, New York, NY 10036, Attention: David Sun, with a copy to Sullivan & Cromwell, 125 Broad Street, New York, NY 10004-2498, Attention: Robert W. Downes; and if to the Purchase Contract Agent, to The Chase Manhattan Bank, 450 West 33rd Street, New York, NY 10001, Attention: Institutional Trust Services, or to such other address as any of the above shall specify to the other in writing.

        7. Conditions to Obligations of Remarketing Agent. Anything herein to the contrary notwithstanding, the parties hereto agree that the obligations of the Remarketing Agent under this Agreement are subject to the satisfaction, on the Remarketing Closing Date, of the conditions incorporated by reference herein from Section 5 of the Underwriting Agreement as modified by Section 6 hereof (including, without limitation, the delivery of opinions of counsel, officers' certificates and accountants' comfort letters as reasonably requested by the

Remarketing Agent and in form and substance reasonably satisfactory to the Remarketing Agent, the accuracy as of the Remarketing Closing Date of the representations and warranties of the Company, PPL Capital Funding and the Trust included and incorporated by reference herein and the performance by the Company, PPL Capital Funding and the Trust of their obligations under the Remarketing Agreement and this Agreement as and when required hereby and thereby). In addition, anything herein to the contrary notwithstanding, this Agreement may be terminated by the Remarketing Agent, by notice to the Company, PPL Capital Funding and the Trust at any time prior to the time of settlement on the Remarketing Closing Date, if any of the events or conditions set forth in
Section 8 of the Underwriting Agreement, as modified by Section 11 hereof, shall have occurred or shall exist.

        8. Indemnity and Contribution. Anything herein to the contrary notwithstanding, the Remarketing Agent shall be entitled to indemnity and contribution on the terms and conditions set forth in the Remarketing Agreement.

                If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Trust, PPL Capital Funding and the Remarketing Agent.

                                        Very truly yours,

                                        PPL CORPORATION


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        PPL CAPITAL FUNDING TRUST I


                                        By:    PPL Corporation, as Sponsor


                                        By:
                                           --------------------------------
                                           Name:
                                           Title:


                                       PPL CAPITAL FUNDING, INC.


                                        By:
                                           --------------------------------
                                           Name:
                                           Title:


CONFIRMED AND ACCEPTED:
MORGAN STANLEY & CO. INCORPORATED

By:
    --------------------------------
       Authorized Signatory

[Add other Remarketing Agents, if any]


By:
    --------------------------------
    Name:
    Title:

                                   SCHEDULE I


Securities subject to the remarketing: [7.29% Preferred Trust Securities due 2006 of PPL Capital Funding Trust I] [7.29% Subordinated Notes due 2006 of PPL Capital Funding, Inc.] (the "Securities").

Purchase Contract Agreement, dated as of May 9, 2001 (the "Purchase Contract
        Agreement") by and between PPL Corporation, a Pennsylvania corporation, and The Chase Manhattan Bank, a New York banking corporation.

Pledge Agreement dated as of May 9, 2001 (the "Pledge Agreement") by and between PPL Corporation, a Pennsylvania corporation , The Bank of New York and The Chase Manhattan Bank.

[Minimum Initial Remarketing Price]
[Aggregate Liquidation Amount of Securities] [Aggregate Principal Amount of
        Securities]:[$ __________]

Underwriting Agreement, dated May 3, 2001 (the "Underwriting Agreement") among PPL Corporation, PPL Capital Funding Trust I, PPL Capital Funding, Inc., Morgan Stanley & Co. Incorporated , Credit Suisse First Boston Corporation, First Union Securities, Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and UBS Warburg LLC.

Remarketing Closing Date, Time and Location:




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